Exhibit 99.1
2Q 2019 EARNINGS

For Immediate Release

Contact: Steve Kovzan
Chief Financial Officer
(913) 754-7007
stevek@egov.com

NIC Reports Second Quarter 2019 Results

OLATHE, Kan. - July 31, 2019 - NIC Inc. (Nasdaq: EGOV), the leading provider of digital government services, announced results for the second quarter of 2019 that ended June 30, 2019, as compared to the second quarter of 2018.

•	Total revenues of $91.6 million, a 1% decrease, reflecting lower revenues from the new Texas payment processing contract compared to revenues from the legacy Texas contract

•	Operating income of $17.7 million, a 21% decrease, mainly reflecting the Texas contract transition

•	Net income of $14.5 million, a 15% decrease

•
Diluted earnings per share of 21 cents, a 16% decrease. Diluted earnings per share was positively impacted by 1 cent due to the release of reserves for unrecognized income tax benefits resulting from the completion of an IRS examination of the Company's 2016 federal income tax return during the quarter, which resulted in no changes to the Company's previously filed return.

•	Adjusted EBITDA of $22.3 million, a 15% decrease

Additional Financial Highlights:

•	Same state revenues of $74.7 million, a 10% increase

•	Same state transaction-based revenues from Interactive Government Services (IGS) increased 14%

•	Same state transaction-based revenues from Driver History Records (DHR) increased 4%

•	Same state revenues from other services (development services & fixed fee management services) increased 3%

•
State enterprise revenues in the second quarter of 2019 included $8.0 million from the new Texas payment processing contract compared to $18.3 million from the legacy Texas contract in the prior year quarter.

•
Software & Services revenues of $8.7 million, a 47% increase, driven mainly by the new federal Recreation.gov service, as well as increased transaction-based revenues from the federal Pre-Employment Screening Program.

•
On July 29, 2019, the Company’s Board of Directors declared a regular quarterly cash dividend of 8 cents per share, payable to stockholders of record as of September 6, 2019. The dividend, which is expected to total approximately $5.4 million based on the current number of shares outstanding, will be paid on September 20, 2019 out of the Company’s available cash.

“We continued to execute well on our 2019 strategic objectives in the second quarter,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “We extended several long-term government partnerships and generated double-digit organic revenue growth in our core business for the second consecutive quarter. Furthermore, we leveraged our recent acquisitions and expanded our vertical solutions in multiple states.”

Operational Highlights:
Several of the Company’s long-term government partners recently extended their relationships with the Company:

•	Following a competitive rebid process, the state of Utah signed a new four-year contract, which includes two three-year renewal options, for a total of 10 years.

•	The Company signed a new two-year contract with the Rhode Island Department of Administration, which includes two one-year renewal options, for a total of four years.

•	The Company's government partner in Arkansas extended its contract with the Company for one year.

•	The Company's government partner in South Carolina extended its contract with the Company for one year. The contract includes a one-year renewal option.

•
The Federal Motor Carrier Safety Administration extended its contract with the Company to provide the Pre-Employment Screening Program for an additional six months. The contract has two sixth-month renewal options remaining.

The Company recently entered into an agreement with the Illinois Department of Innovation and Technology and the Illinois Department of Natural Resources to provide its comprehensive outdoor recreation solution to the state. The Company will provide a new platform that will deliver online and point-of-sale services for hunting and fishing licenses, campsite reservations, and snowmobile and watercraft licenses, among other services. The outdoor recreation agreement is coterminous with the Company’s master agreement with the state for the enterprise licensing and permitting solution.

Following the Company's recent acquisition of Complia, which closed on May 1, 2019, the Company entered into an agreement to provide its cannabis licensing and registration platform to the state of West Virginia. The agreement in West Virginia is for two years.

Updated Full-Year 2019 Outlook:
The Company has updated its full-year 2019 outlook:

•
The Company currently expects total revenues of $347.5-$352.5 million, with state enterprise revenues ranging from $317.0-$320.5 million and software & services revenues ranging from $30.5-$32.0 million. The Company’s previous guidance for total revenues ranged from $333.5-$342.5 million, with state enterprise revenues ranging from $306.0-$314.0 million and software & services revenues ranging from $27.5-$28.5 million

•	The Company now anticipates earnings per share to range from 71-73 cents compared to the previous guidance range of 70-74 cents

The Company’s guidance reflects approximately $1.0 million in revenues and $0.8 million in operating losses (excluding intangible asset amortization expense) relating to the Company’s recent acquisition of Complia. Intangible asset amortization expense relating to the Complia acquisition is currently expected to approximate $0.7 million for 2019. The Company’s guidance also reflects approximately $2.6 million in previously disclosed executive severance costs incurred in the first quarter of 2019, which reduced earnings per share by approximately four cents. In addition, the Company’s guidance reflects approximately $1.2 million in build-out costs for the Company to configure its comprehensive outdoor recreation solution to meet the specific needs of Illinois. The Company’s projections do not include revenues or costs from any unannounced contracts.

Second Quarter Earnings Call and Webcast Details
On July 31, 2019, the Company will host a call to discuss its 2019 second quarter financial and operational results and to answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Wednesday, July 31, 2019 at 4:30 p.m. (EDT)

Call bridge:     800-204-4368 (U.S. callers) or 323-994-2082 (international callers)
Conference ID:     9229232
Call leaders:     Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at http://www.egov.com/investor-relations

A replay of NIC’s second quarter earnings call will be available by visiting http://www.egov.com/investor-relations.

About NIC
NIC Inc. (Nasdaq: EGOV) launched the digital government industry in 1992, and continues to lead it, providing a secure payment engine and thousands of digital government solutions across a network of more than 6,000 federal, state, and local government agencies. In addition, NIC is a leading provider of outdoor recreation solutions, with 1 out of 6 hunting and fishing licenses in the United States sold using an NIC service. The Company launched the nation's first personal assistant for government and comprehensive mobile platform, Gov2Go®, as well as the innovative, data-driven prescription drug monitoring platform, RxGov®. More information is available at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. We believe the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate our core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the 2019 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts - in whole or in part, and to sign contracts with new federal, state, and local government agencies, the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses, as well as possible data security incidents. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled “Risk Factors” and “Cautions About Forward-Looking Statements” of the Company’s most recent Forms 10-K and 10-Q filed with the SEC. These filings are available at the SEC's web site at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
State enterprise revenues	$82,829	$86,555	$160,085	$167,346
Software & services revenues	8,737	5,943	16,662	11,877
Total revenues	91,566	92,498	176,747	179,223
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	52,277	51,711	100,933	100,353
Software & services cost of revenues, exclusive of depreciation & amortization	3,329	2,235	6,049	4,463
Selling & administrative	8,356	8,268	18,320	15,771
Enterprise technology & product support	6,745	5,735	13,190	11,382
Depreciation & amortization	3,130	2,145	5,551	4,210
Total operating expenses	73,837	70,094	144,043	136,179
Operating income	17,729	22,404	32,704	43,044
Other income:
Interest income	577	57	1,181	58
Income before income taxes	18,306	22,461	33,885	43,102
Income tax provision	3,846	5,450	7,923	10,582
Net income	$14,460	$17,011	$25,962	$32,520

Basic net income per share	$0.21	$0.25	$0.38	$0.48
Diluted net income per share	$0.21	$0.25	$0.38	$0.48
Weighted average shares outstanding:
Basic	66,940	66,541	66,806	66,432
Diluted	66,940	66,561	66,806	66,447

Key financial metrics:
Total revenue growth	(1)%	8%	(1)%	6%
Recurring revenues as a % of total revenues	97%	96%	97%	97%
State enterprise revenue growth	(4)%	9%	(4)%	7%
Same state revenue growth	10%	8%	10%	8%
Gross profit % - state enterprise	37%	40%	37%	40%
Software & services revenue growth	47%	—%	40%	—%
Gross profit % - software & services	62%	62%	64%	62%
Selling & administrative as a % of total revenues	9%	9%	10%	9%
Enterprise technology & product support as a % of total revenues	7%	6%	7%	6%
Operating income as a % of total revenue ("operating margin")	19%	24%	19%	24%
State enterprise revenue analysis:
IGS	$55,537	$55,111	$105,691	$105,379
DHR	23,413	26,645	47,098	53,883
Development services	2,642	3,562	4,821	5,609
Fixed-fee management services	1,237	1,237	2,475	2,475
Total state enterprise revenues	$82,829	$86,555	$160,085	$167,346

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$186,535	$191,700
Trade accounts receivable, net	113,116	80,904
Prepaid expenses & other current assets	12,603	13,730
Total current assets	312,254	286,334
Property and equipment, net	10,956	10,256
Right of use lease assets, net	11,924	—
Intangible assets, net	23,195	13,604
Goodwill	5,965	—
Other assets	353	332
Total assets	$364,647	$310,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$83,708	$60,092
Accrued expenses	22,713	24,150
Lease liabilities	4,077	—
Other current liabilities	5,441	4,883
Total current liabilities	115,939	89,125

Deferred income taxes, net	1,757	781
Lease liabilities	8,263	—
Other long-term liabilities	9,346	8,931
Total liabilities	135,305	98,837

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 66,956 and 66,569 shares issued and outstanding	7	7
Additional paid-in capital	120,204	117,763
Retained earnings	109,131	93,919
Total stockholders' equity	229,342	211,689
Total liabilities and stockholders' equity	$364,647	$310,526

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)
(Unaudited)

	June 30, 2019
	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance, January 1, 2019	66,569	$7	$117,763	$93,919	$211,689
Net income	—	—	—	11,502	11,502
Dividends declared	—	—	—	(5,402)	(5,402)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	27	(27)	—
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	—	—	(122)	122	—
Restricted stock vestings	364	—	—	—	—
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(153)	—	(2,609)	—	(2,609)
Stock-based compensation	—	—	2,272	—	2,272
Shares issuable in lieu of dividend payments on unvested performance-based restricted stock awards	3	—	—	—	—
Issuance of common stock under employee stock purchase plan	128	—	1,443	—	1,443
Balance, March 31, 2019	66,911	7	118,774	100,114	218,895
Net income	—	—	—	14,460	14,460
Dividends declared	—	—	—	(5,416)	(5,416)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	27	(27)	—
Restricted stock vestings	47	—	—	—	—
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(2)	—	(28)	—	(28)
Stock-based compensation	—	—	1,431	—	1,431
Balance, June 30, 2019	66,956	$7	$120,204	$109,131	$229,342

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)
(Unaudited)

	June 30, 2018
	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance, January 1, 2018	66,271	$7	$111,275	$56,960	$168,242
Cumulative effect of adoption of new accounting standard	—	—	—	208	208
Net income	—	—	—	15,508	15,508
Dividends declared	—	—	—	(5,370)	(5,370)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	34	(34)	—
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	—	—	(140)	140	—
Restricted stock vestings	202	—	—	—	—
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(81)	—	(1,132)	—	(1,132)
Stock-based compensation	—	—	1,511	—	1,511
Issuance of common stock under employee stock purchase plan	122	—	1,382	—	1,382
Balance, March 31, 2018	66,514	7	112,930	67,412	180,349
Net income	—	—	—	17,011	17,011
Dividends declared	—	—	—	(5,385)	(5,385)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	33	(33)	—
Restricted stock vestings	44	—	—	—	—
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(2)	—	(32)	—	(32)
Stock-based compensation	—	—	1,576	—	1,576
Balance, June 30, 2018	66,556	$7	$114,507	$79,005	$193,519

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$25,962	$32,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	5,551	4,210
Stock-based compensation expense	3,703	3,087
Deferred income taxes	976	614
Provision for (recoveries) losses on accounts receivable	(148)	343
Changes in operating assets and liabilities:
Trade accounts receivable, net	(31,613)	10,838
Prepaid expenses & other current assets	1,130	(170)
Other assets	2,191	262
Accounts payable	23,616	(19,460)
Accrued expenses	(1,439)	(4,393)
Other current liabilities	32	(209)
Other long-term liabilities	(2,190)	758
Net cash provided by operating activities	27,771	28,400

Cash flows from investing activities:
Purchases of property and equipment	(2,831)	(2,411)
Business combination	(10,000)	—
Asset acquisition	(3,486)	—
Capitalized software development costs	(4,607)	(3,503)
Net cash used in investing activities	(20,924)	(5,914)

Cash flows from financing activities:
Cash dividends on common stock	(10,818)	(10,755)
Proceeds from employee common stock purchases	1,443	1,382
Tax withholdings related to stock-based compensation awards	(2,637)	(1,165)
Net cash used in financing activities	(12,012)	(10,538)

Net (decrease) increase in cash	(5,165)	11,948
Cash, beginning of period	191,700	160,777
Cash, end of period	186,535	172,725

Other cash flow information:
Non-cash investing activities:
Contingent consideration - business combination	$960	$—
Capital expenditures accrued but not yet paid	—	166
Cash payments:
Income taxes paid, net	$6,925	$8,883

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of net income to Adjusted EBITDA	2019	2018	2019	2018
Net income	$14,460	$17,011	$25,962	$32,520
Add: Income tax expense	3,846	5,450	7,923	10,582
Less: Interest income	577	57	1,181	58
Operating income	17,729	22,404	32,704	43,044
Add: Depreciation & amortization expense	3,130	2,145	5,551	4,210
Add: Stock-based compensation expense, inclusive of executive severance (1)	1,431	1,576	3,703	3,087
Add: Executive severance payments (1)	—	—	1,526	—
Adjusted EBITDA	$22,290	$26,125	$43,484	$50,341

Total Revenues	$91,566	$92,498	$176,747	$179,223

Net income as a % of total revenues ("net profit margin")	16%	18%	15%	18%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	24%	28%	25%	28%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$395	$362	$757	$805
Software & services cost of revenues, exclusive of depreciation & amortization	21	36	56	76
Selling & administrative	857	1,021	2,572	1,858
Enterprise technology & product support	158	157	318	348
Stock-based compensation expense	$1,431	$1,576	$3,703	$3,087

(1)
Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the six months ended June 30, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.